Exhibit 3.2

                                          As adopted December 21, 1966 by
                                          the Board of Directors and
                                          amended through October 28, 1994

                                    BYLAWS
                                      OF
                          SIGNET BANKING CORPORATION


                                   ARTICLE I

                                CORPORATE SEAL

      The seal of the Corporation shall consist of a circular impression stamped upon paper, with or without a wafer, with the name of the Corporation and the word "Virginia" inscribed along its circumference and the word "seal" inscribed in its center, in the design and form now here impressed upon the margin of this page. It may be affixed and attested by any officer.


                                  ARTICLE II

                              STOCK CERTIFICATES

      Each holder of the shares of stock of the Corporation shall be entitled to a stock certificate evidencing his ownership of the shares of the Corporation. Stock certificates shall be in such form as may be required by and approved by the Board of Directors. The signatures of the officers upon any stock certificate may be facsimiles if such certificate is countersigned by a transfer agent designated by the Board of Directors, other than the Corporation itself or an employee of the Corporation, and the signature of the transfer agent may be by facsimile if the certificate is registered by the manual signature of a registrar designated by the Board of Directors other than the Corporation itself or an employee of the Corporation.

(Amended November 18, 1970)


                                  ARTICLE III

                            MEETING OF STOCKHOLDERS

      Section 1. Place of Meeting. All meetings of the stockholders of the Corporation shall be held in the City of Richmond, Virginia, at the registered office of the Corporation or at such other place within or without the State of Virginia, as may be fixed in the notice of the meeting or in the waiver thereof.

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(Amended February 16, 1983).

      Section 2.  Annual Meeting.   The annual meeting of the  stockholders of
the Corporation shall be held on such date in March, April, May or June as the Board of Directors may designate.

(Amended February 16, 1983)

      Section 3.  Special Meetings.   Special meetings of the stockholders may
be called by the Chairman of the Board, the President or the Board of Directors.

(Amended December 18, 1985)

      Section 4. Notice of Meetings. Unless waived in the manner prescribed by law, written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given not less than ten or more than fifty days before the date of the meeting (except as a different time is specified by law), either personally or by mail, at the direction of the Chairman of the Board, the President, the Secretary, or the persons calling the meeting, to each stockholder of record entitled to vote at such meeting.

      Section 5. Quorum and Voting. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the stockholders, regular or special. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number or voting by class is required by law, and except that in elections of directors those receiving the greatest number of votes shall be deemed elected even though not receiving a majority. Each stockholder shall be entitled to one vote in person or by proxy for each share of stock entitled to vote standing in his name on the books of the Corporation. The vote on all questions shall be taken in such a manner as the Chairman prescribes, provided, however, that on demand of the holders of not less than one-tenth of the stock represented at the meeting and entitled to vote any such vote shall be by ballot.

      Section 6.  Procedure.  Stockholders' meetings shall be presided over by the Chairman of the Board, or, in his absence, the President, or, in his absence, the Vice Chairman of the Board, if any, or, in the absence of all of them, a chairman to be elected at the meeting. The Secretary of the Corporation or, in his absence, an Assistant Secretary or a secretary elected at the meeting for the purpose, shall act as secretary of each meeting and record the minutes. At each meeting of the stockholders, a committee may be appointed by the Chairman, and shall be appointed by the Chairman on the demand of the stockholders of not less than one-tenth of the stock represented at the meeting and entitled to vote, to determine the number of shares represented at the meeting by stockholders in person or by proxy. Any meeting may be adjourned from day to day, or from time to time, and such adjournment



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may be directed without a quorum, but no business except  adjournment shall be transacted in the absence of a quorum.

(Amended November 21, 1973)


                                  ARTICLE IV

                         DIRECTORS AND THEIR MEETINGS

      Section 1. Number, Election and Qualifying Shares. The general management of the property, business and affairs of the Corporation shall be vested in a Board of Directors of twelve (12) Directors including the Chairman of the Board and President. The Directors shall be elected at the annual meeting of the stockholders or as soon thereafter as practicable, and shall hold office until the next annual meeting of stockholders and until their successors shall have been elected. Vacancies in the board shall be filled as provided by law. On and after July 1, 1963, each Director of the Corporation shall be the owner in his own name and have in his possession or control shares of the common stock of the Corporation having an aggregate par value of not less than one thousand dollars ($1,000.00). Such stock must be unpledged and unencumbered at the time such Director becomes a Director and during the whole of his term as such.

(Amended October 28, 1994)



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      Section 2.  Meetings.  Regular meetings of the Board  of Directors shall be held on the fourth Tuesday in each month except the month of August or as provided below for the transaction of such business as may properly come before such meeting. The meeting held during the month of the stockholders meeting shall be held after the stockholders meeting, shall be the annual organizational meeting and shall be held for the purpose of the election of officers and designation of committees for the ensuing year and for the transaction of such other business as may properly come before the meeting. No notice of the regular organizational meeting of the Board shall be necessary. Special meetings of the Board of Directors shall be held on call of the Chairman of the Board or the President. Unless waived in the manner prescribed by law, notice of a special meeting shall be telephoned, mailed or telegraphed to each Director at least 24 hours prior to the time of the
meeting.   Neither the business to  be transacted at,  nor the purpose  of any special meeting, need be specified in the notice of the meeting. Meetings of the Board of Directors may be held at any time without notice if all the Directors are present, or if those not present waive notice either before or after the meeting.

Meetings of the Board of Directors may be conducted by means of conference telephones or similar communications equipment and a written record shall be made of the action taken at such meetings.

(Amended July 16, 1985)

      Section 3. Quorum. A majority of the Directors shall constitute a quorum at any meeting, regular or special, and a majority of the Directors present at any meeting at which a quorum is present shall be sufficient for the transaction of any and all business for which a different quorum or vote is not otherwise specifically and expressly required by law or the bylaws.

(Amended January 17, 1973)

      Section  4.   Executive Committee.   The  Board of  Directors may,  by a
resolution passed by a majority of the whole Board, designate as an Executive Committee five Directors, one of whom shall be the Chairman of the Board, who may be the Chairman of the Executive Committee if so designated, and one of
whom shall be the President.   The Committee, during the interim between Board
meetings, shall have, and may exercise all of the authority of the Board of Directors, except to approve an amendment to the Articles of Incorporation or a Plan of Merger or Consolidation. The Executive Committee shall meet at such time and place as established by a resolution of the Committee, and, in the alternative, on the call of the Chairman or the President. Notice of meetings of the Executive Committee shall be given in the same manner as notices are required to be given for special meetings of the Board of Directors. In the event that any outside Director designated as a member of the Executive Committee shall be unable to attend a meeting of the Committee, any outside Director not so designated may be requested to attend by the Chairman of the Board or the President as a substitute for the absent member, and, when so in attendance, shall be deemed for all purposes a duly elected member of the Executive Committee.

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Meetings of the Executive  Committee may be  conducted by means of  conference telephones or similar communications equipment and a written record shall be made of the action taken at such meetings.

(Amended February 27, 1990)

      Section 5. Audit Committee. The Audit Committee shall be composed of outside Directors. It shall meet at least quarterly in order to perform the following functions and duties and to recommend to the Board of Directors such action as is appropriate to the performance thereof.


1. Review the engagement of the independent accountants, including the scope and general extent of their review, the audit procedures which will be utilized, and the compensation to be paid; and,


2. Review with the independent accountants, and with the Corporation's chief financial officer (as well as with other appropriate personnel), the general policies and procedures utilized by the Corporation with respect to internal auditing, accounting, and financial controls. The members of the Committee shall have at least a general familiarity with the accounting and reporting principles and practices applied by the Corporation in preparing its financial statements; and,


3.    Review  with the independent accountants, upon completion of their audit
      (a) any report or opinion proposed to be rendered in connection herewith; (b) the independent accountants' perceptions of the Corporation's financial and accounting personnel; (c) the cooperation which the independent accountants received during the course of their review; (d) the extent to which the resources of the Corporation were and should be utilized to minimize the time spent by the outside auditors; (e) any significant transactions which are not a normal part of the Corporation's business; (f) improper payments; (g) any change in accounting principles; (h) all significant adjustments proposed by the auditor; (i) any recommendations which the independent accountants may have with respect to improving internal financial controls; choice of accounting principles or management reporting systems; and


4. Inquire of the appropriate personnel and the independent auditors as to any instances of deviations from established codes of conduct of the Corporation and periodically review such policies; and


5. Meet with the Corporation's financial staff at least twice a year to review and discuss with them the scope of internal accounting and auditing procedures then in effect; and the extent to which recommendations made by the internal staff or by the independent accountants have been implemented; and,


6. Meet with the Corporation's independent accountants in the absence of management to discuss the general operations of the Corporation.




                                    -5-



7. Prepare and present to the Board of Directors a report summarizing its recommendation with respect to the retention (or discharge) of the independent accountants for the ensuing year; and


8. Direct and supervise an investigation into any matter brought to its attention within the scope of its duties (including the power to retain outside counsel or independent public accountants in connection with any such investigation).


9. The Committee shall review all significant difficulties encountered or important discoveries made by the independent accountants or the internal auditors for report to the Board; and



10. Review in advance the employment of the independent accountants to perform any function other than auditing the accounts of the Corporation and the review of its income tax return.


11. The Committee shall keep under review the question of Director conflict of interest or the appearance thereof and report such to the Board as appropriate; and,


12. The Committee and/or its Chairman shall from time to time, with the Secretary of the Committee, meet with the Chief Executive Officer of the Corporation in order to communicate to management, significant concerns of the Committee developed in the performance of its responsibilities as set forth herein.


(Amended December 20, 1978)


      Section 6. Organization and Compensation Committee. The Organization and Compensation Committee shall be charged with the review and/or approval of the Corporation's officer title, salary, bonus, incentive and other employee benefit programs for the employees of the Corporation and its subsidiaries. It shall also be charged with at least annually, reviewing senior management's plans and recommendations with regard to management succession.

      Section 7. Other Committees. The Board of Directors by resolution adopted by a majority of the Directors present at a meeting at which a quorum is present, may designate other committees to consist of Directors, officers, or employees of the Corporation, or others, who shall advise with the officers on matters relating to the specific fields for which they are appointed and shall otherwise have the duties specified in the resolution of appointment.

      Section 8. Quorum Rules. A majority of a Committee shall be necessary for a quorum. A Committee shall have authority to elect a secretary (unless otherwise herein provided), and to fix its own rules as to notice and procedure; in the absence of such rules, the provisions as to notice of special meeting of the Board of Directors shall govern as to notice of a Committee meeting.



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                                   ARTICLE V

                           OFFICERS AND THEIR DUTIES

      Section 1. Officers, Election and Removal. The officers of the Corporation shall be a Chairman of the Board, a President, a Secretary, a Treasurer and such additional officers as the Board of Directors may from time to time prescribe, all of whom shall be elected annually at the meeting of the Board of Directors following the annual meeting of the stockholders, to serve until the next such meeting of the Board and until their successors are elected, unless sooner removed, but may be removed at any time at the pleasure of the Board, and vacancies may be filled at any meeting of the Board. Any two or more offices may be held by the same person, except the offices of President and Secretary.

      Section 2. Chairman of the Board. The Chairman of the Board shall have general authority to conduct the business of the Corporation and shall preside at all meetings of the stockholders and the Board of Directors. He may be the Chief Executive Officer of the Corporation if so designated. Also, the Chairman of the Board shall have the authority to appoint officers of the Corporation up to but not including the titles of members of the Management Committee and to delegate that authority up to and including the position of Senior Vice President.

(Amended February 27, 1990)

      Section 2A. Chairman Emeritus. The Chairman Emeritus, if there be one, shall preside as Chairman of the Executive Committee unless another Chairman of the Executive Committee is designated by the Board of Directors.

(Amended February 27, 1990)

      Section 3. President. The President shall perform the duties of the Chairman of the Board in the absence or upon the disability of the Chairman of the Board. He may be the Chief Executive Officer or the Chief Operating Officer of the Corporation if so designated. In the absence of the Chairman of the Board, the President shall preside at meetings of the stockholders, Board of Directors, and the Executive Committee. Also, the President shall have the authority to appoint officers of the Corporation up to but not including the titles of members of the Management Committee and to delegate that authority up to and including the position of Senior Vice President.

(Amended April 27, 1989)

      Section 4. Vice Chairman of the Board. The Vice Chairman of the Board, if any, shall perform such duties as may be assigned from time to time to him or the President, and may be the chief administrative officer of the Corporation if so designated. In the absence or disability of the President, he shall exercise his duties and exercise his authority and, if the Chairman of the Board and the President are one and the same person, then, in his absence, the Vice Chairman of the Board shall preside at meetings of the

                                  -7-


stockholders, Board of Directors and the Executive Committee. In the absence or disability of the Chairman of the Board and the President he shall act as Chief Executive Officer.

(Amended November 17, 1976)

      Section 5. Executive Vice President. The Executive Vice President, if any, shall assist the President in the performance of his duties and shall perform such other duties as may be assigned to him from time to time by the Board of Directors, the Executive Committee, the Chairman of the Board, the President or the Vice Chairman of the Board.

(Amended November 21, 1973)

      Section 6. Secretary. The Secretary shall perform the usual duties of the office of Secretary and shall have such special authority as may from time to time be conferred upon him by the bylaws or the Board of Directors.

(Amended November 21, 1973)

      Section 7. Treasurer. The Treasurer shall perform the usual duties of the office of Treasurer.

      Section 8. Duties. In addition to the duties herein assigned to certain officers, they and other officers prescribed by the Board of Directors shall perform such duties and have such special authority as may from time to time be conferred upon them by the Board of Directors, the Executive Committee, or officers senior in rank to them.


                                  ARTICLE VI

                             VOTING OF STOCK OWNED

      Unless otherwise provided by a vote of the Board of Directors, the Chairman of the Board, the President, the Vice Chairman of the Board, any Vice President, the Secretary or the Treasurer may appoint attorneys to vote any stock in any other corporation owned by the Corporation or may attend any meeting of the holders of stock of such corporation and vote such shares in person.

(Amended November 21, 1973)



                                  -8-



                                  ARTICLE VII

      Bylaws for the Corporation may be made, altered, amended or repealed by the Board of Directors, but bylaws made by the Board of Directors may be repealed or changed, and new bylaws made, by the stockholders.




I, Andrew T. Moore, Jr., hereby certify that I am the Senior Vice President and Corporate Secretary of Signet Banking Corporation (the Corporation), and that the above Bylaws consisting of pages 1 through 7, each of which is identified by my initials, are the Bylaws of the Corporation and are in effect through October 28, 1994.

WITNESS my hand and the seal of the Corporation this 6th day of December, 1994.



                                    /S/ Andrew T. Moore
                                    Senior Vice President and Corporate
Secretary


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